EXHIBIT 21.1

                                 Subsidiaries of
                      Fair, Isaac and Company, Incorporated

Name of Company and                                            Jurisdiction of
Name under which it                                            Incorporation or
Does Business                                                  Organization
===================                                            ================

          Fair, Isaac International
                Corporation(1)                                  California

               DynaMark, Inc.(1)                                 Minnesota

Credit & Risk Management Associates, Inc.(1)                     Delaware

        Data Research Technologies(1)                            Minnesota

       Risk Management Technologies (1)                         California

          Fair, Isaac International
            Germany Corporation(2)                              California

           Fair, Isaac International
             Canada Corporation(2)                              California

           Fair, Isaac International
               UK Corporation(2)                                California

           Fair, Isaac International
             Japan Corporation(2)                               California

       Fair, Isaac International Ltd(2)                           England

          Fair, Isaac International
             France Corporation(2)                              California

           Fair, Isaac International
             Mexico Corporation(2)                              California

         Radar International, Inc.(3)                         Virgin Islands

(1)  100% owned by Fair, Isaac and Company, Incorporated.
(2)  100% owned by Fair, Isaac International Corporation.
(3)  100% owned by Risk Management Technologies